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                                                                    EXHIBIT 23.1

                         [DELOITTE & TOUCHE LETTERHEAD]

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement, relating to the resale by the Selling Stockholders of 617,735 shares of Common Stock of Dynamex Inc. and to the sale by the Future Stockholders of 555,750 shares of Common Stock of Dynamex Inc. on Form S-1 of our reports dated (i) September 20, 1996, except for Note 3(b)(ii), as to which the date is October 1, 1996 on the consolidated financial statements of Dynamex Inc. and subsidiaries; (ii) March 8, 1996 on the consolidated financial statements of K.H.B. & Associates Ltd.;
(iii) May 22, 1996 on the consolidated financial statements of Southbank Courier, Inc.; (iv) March 29, 1996 on the consolidated financial statements of Action Delivery and Messenger Service Limited; and (v) April 5, 1996 on the combined financial statements of Seko Enterprises, Inc. and Related Companies.

     We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

DELOITTE & TOUCHE

Toronto, Ontario
November 8, 1996